Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE

Arch Coal Successfully Completes Financial Restructuring

and Emerges from Chapter 11

Equity to trade on NYSE under the symbol ARCH

ST. LOUIS, October 5, 2016 — Arch Coal, Inc. (NYSE: ARCH) today announced that it has successfully completed its financial restructuring and emerged from court protection, with new equity that will trade on the New York Stock Exchange under the ticker symbol ARCH.

“Today marks the beginning of a new era for Arch Coal,” said John W. Eaves, Arch’s chief executive officer. “We are extremely pleased with what we have accomplished during our highly expeditious restructuring process, and are eager to move forward with our compelling plan for value creation. I am confident we have all the pieces in place for long-term success — an extraordinary workforce, cost-competitive assets, a high-quality reserve base, a clean balance sheet and an excellent management team.”

Arch emerges as the leading producer of metallurgical coal and the second largest producer of thermal coal in the United States, with a streamlined portfolio of large, modern, low-cost mines. Arch’s operations have a proven track record of generating cash through all phases of the market cycle, with significant upside in rising price environments.

Arch is emerging with more than $300 million of cash on its balance sheet and a debt level of just $363 million, consisting of a new term loan and capital leases. The company’s total debt is just 7% of what it was prior to restructuring. Cash requirements are expected to be modest, with projected capital spending of $55 million in 2017 and projected debt service of approximately $33 million. In addition, the company has third-party surety bonds in place covering 100% of its reclamation bonding requirements.

“We are particularly pleased to be emerging in a resurgent metallurgical market, and look forward to similar strengthening in thermal coal markets in the months ahead,” Eaves said. “With our enhanced financial foundation and top-tier assets, we believe we are exceptionally well-positioned to capitalize on both.”

“We are enthusiastic about Arch’s promising future and the potential to drive sustainable value creation for our shareholders,” Eaves continued. “I would like to extend my deepest appreciation to Arch’s employees, who have been instrumental in achieving this excellent outcome. Looking ahead, we will continue our efforts to manage costs rigorously, provide superior service to our customers and strengthen relationships with our business partners, while demonstrating the same unwavering commitment to mine safety and environmental protection that has become a hallmark of our great company.”

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries, reliably serving customers worldwide. Its network of large-scale, low-cost mining complexes and high-

quality metallurgical and thermal reserves are located in the most strategic coal supply basins in the United States. For more information, visit www.archcoal.com.

Forward-Looking Statements

This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, uncertainties arise from coal market conditions, general economic conditions, weather conditions, natural gas prices, competition in our industry, production capacity, availability of surety bonds, and matters other matters specific to our business, all of which are difficult to predict and many of which are beyond our control. Uncertainties may also arise from changes in the demand for and pricing of our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. No representations or warranties are made by us as to the accuracy of any such forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

CONTACTS:

Media:

Logan Bonacorsi

Arch Coal

314/994-2766

Michael Freitag / Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

212/355-4449